Purchase and Sale Agreement

This Purchase and Sale Agreement (this “Agreement”) is made as of the 30th day of August, 2011, by and between Bzdick Properties, LLC, a New York limited liability company with offices at 935 Raccoon Run, Victor, New York 14564 (hereinafter called “Seller”), and Premier Packaging Corporation, a New York corporation with offices 6 Framark Drive, Victor, New York 14564 (hereinafter called “Buyer”).

WITNESSETH

Whereas, Seller is the fee owner of certain real property known as 6 Framark Drive, Town of Victor, County of Ontario and State of New York (Tax Map No. 28.05-1-50.218) and as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”); and

Whereas, Seller desires to sell and Buyer desires to purchase the Property from Seller upon the terms and conditions set forth herein below.

Now Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer agrees to purchase the Property from Seller and Seller agrees to sell the Property to Buyer on the following terms and conditions:

SECTION 1
Property and Consideration

1.1         Property.  With respect to the conveyance of the fee interest in the Land, such conveyance shall include all right, title and interest of Seller, if any, in and to:

(a)	Strips and gores of land adjoining or abutting the Land, if any;

(b)	Any land lying in the bed of any street, road, avenue or alley, opened or proposed, in front of, running through or adjoining the Land;

(c)	Any easement, privilege or right-of-way over, contiguous or adjoining the Land, and all the other easements, if any, inuring to the benefit of the Land or the fee owner thereof;

(d)	The appurtenances and hereditaments belonging or in any way appertaining to the Land;

(e)	All of the buildings and improvements situated on the Land (collectively, the “Building”);

(f)	All right, title and interest, if any, in and to the fixtures attached or appurtenant to the Building;

(g)
To the extent they may be transferred under applicable law, all licenses, permits, approvals and authorizations required for the use and operation of all or any portion of the Building and the Land; and

(h)
Any award made or to be made in lieu of any interest referred to in the above subdivisions (a) through (g), with Seller agreeing to execute and deliver to Buyer on demand at the Closing (as hereinafter defined), or thereafter, all proper instruments for conveyance of such title and the assignment and collection of such award, the foregoing (a) through (h), together with the Land, being collectively known as the “Property”.

1.2         Effective Date.  This Agreement shall be in full force and effect as of the closing date (the “Closing”). Buyer intends to exercise its option to purchase the Property pursuant to the terms of that certain Lease Agreement dated February 12, 2010, executed by the parties (the “Lease Agreement”).

1.3         Purchase Price.  The purchase price for the Property (the “Purchase Price”) shall be as follows:

(a) Purchase Price shall be One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

1.4         Method of Payment.  Upon the execution of this Agreement by both Buyer and Seller, Buyer shall deposit with Seller’s attorney Harter Secrest & Emery LLP, as escrow agent (the “Escrow Agent), the sum of ONE HUNDRED FIFTY THOUSAND and No/100 Dollars ($150,000.00) (the “Downpayment”).  This deposit shall be credited against the Purchase Price at Closing or returned to Buyer if this transfer does not close for any reason other than Buyer’s default.  Document Security Systems, Inc. (“DSS”) shall deliver a promissory note in the amount of $150,000 to Seller, on terms to be mutually agreed upon between Buyer, Seller and DSS. Buyer shall pay by immediately available funds the balance of the Purchase Price at the Closing.

 1.5        Application of Downpayment.  The Escrow Agent shall hold the Downpayment until the Closing or sooner termination of this Agreement, and shall pay over or apply such proceeds in accordance with the terms of this Agreement.  If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of the Downpayment, Escrow Agent shall give written notice to the other party of such demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, Escrow Agent is hereby authorized to make such payment.  If Escrow Agent does receive such written objection within such five (5) business day period, or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Downpayment until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, Escrow Agent shall have the right at any time to deposit the Downpayment with the clerk of the Supreme Court of the county in which the Land is located.  Escrow Agent shall give written notice of such deposit with the clerk of the Supreme Court to Seller and Buyer.  Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

1.6         Miscellaneous Escrow Provisions.

(a)
The parties acknowledge that the Escrow Agent is to deposit the Downnpayment into Escrow Agent’s trust account and said Downpayment shall be credited against the Purchase Price if paid to Seller at Closing.

(b)
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered as a result of Escrow Agent’s gross negligence.  Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions involving gross negligence on the part of Escrow Agent.

(c)	Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

(d)
If Escrow Agent is also Seller’s attorney, Escrow Agent or any member of its firm shall be permitted to act as counsel for Buyer in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrow Agent is in possession of the Downpayment and continues to act as Escrow Agent.

SECTION 2
Terms and Conditions of Sale

2.1         Deed and Title Documents.  Seller shall convey the Property by a warranty deed in proper statutory form for recording (the “Deed”). Buyer, at Buyer’s expense, shall obtain within thirty (30) days from the Effective Date: (i) fully guaranteed tax, title and United States District Court searches, and if requested, searches under the Uniform Commercial Code of records in the appropriate offices, dated or re-dated subsequent to the Effective Date, along with a local tax certificate where such taxes are not covered by such searches; (ii) true and correct copies of all easements, rights-of-way and restrictions of record; and (iii) an updated instrument survey of the Property (the “Survey”).  Buyer may pay to have the Property properly staked by a land surveyor properly licensed by the State of New York.  Buyer shall pay for the continuation of the above referenced search work and Survey to and including the time of Closing, the statutorily required New York Real Property Transfer Tax associated with the Purchase Price and the NYS –TP filing fee.  Buyer shall pay for any fees incurred for recording the Deed and for any title insurance policies required by Buyer, which shall be ordered from a title company, or its authorized agent, properly licensed by the State of New York (the “Title Company”).

2.2         Title Reports.

(a)
Within thirty (30) days after receipt by Buyer of the documentation and the Survey set forth in Section 2.1, Buyer will deliver to Seller a preliminary title report prepared by Title Company (the “Title Report”), together with a written notice of any objection to the exceptions shown in the Title Report, and Seller shall then have ten (10) days from its receipt of the Title Report to either (a) remove the exceptions or (b) provide Buyer with assurances satisfactory to Buyer in its sole discretion that the exceptions will be removed before or at the Closing.  If Seller does neither (a) nor (b) in the ten (10) day period then Buyer may terminate this Agreement by written notice to Seller given at any time after the end of the ten (10) day period and the Lease shall remain in full force and effect.

(b)
The term “Permitted Exceptions” shall mean: (i) mechanics’ liens (or claims therefore) for work performed at, or materials supplied to the Property subsequent to Closing (except to the extent such work is performed at the request of Seller for purposes of remedying a Buyer objection to the condition of the Property in which event Seller shall be solely responsible for the costs thereof); and (ii) all exceptions contained in the Title Report or Survey (a) to which Buyer does not object as herein provided or (b) as to which Buyer has waived or is deemed to have waived its objection; provided, however, that the term Permitted Exceptions shall not include (i) any taxes or assessments other than general ad valorem real estate taxes for the year of Closing and all subsequent years; (ii) any monetary judgments, deeds of trust, mortgages or liens; or (iii) any matters that, prior to Closing, Seller agrees in writing to remove or cure at or before the Closing.

2.3         Marketability of Title.

(a)
As set forth in Section 2.2(b), the existence of monetary judgments, deeds of trust, mortgages or liens, other than the Permitted Exceptions, shall not be objections to title, provided that properly executed instruments, in recordable form, necessary to satisfy and release the same are delivered to Buyer at the Closing together with recording and/or filing fees, and Seller shall pay such mortgages, liens or encumbrances from the cash consideration to be paid to Seller by Buyer hereunder.

(b)
Except for the Permitted Exceptions, Seller will, upon the request of Buyer or the Title Company, deliver or cause to be delivered to Buyer and/or the Title Company any affidavit or affidavits for the purpose of removing any judgments, bankruptcies or any other liens or encumbrances of record as the case may be or will pay or otherwise arrange to have such liens or encumbrances discharged of record.

2.4         Eminent Domain.  If prior to the Closing, all or any part of the Property is taken by eminent domain or purchased in lieu thereof, Buyer may, by written notice to Seller, elect to terminate this Agreement prior to the Closing provided that such termination occurs within thirty (30) days after the taking and within thirty (30) days after Buyer receives actual notice thereof.  In the event that Buyer shall so elect, both parties shall be relieved and released of and from any further liability hereunder and the Downpayment  and interest thereon shall be returned to Buyer. Unless Buyer terminates this Agreement, it shall remain in full force and effect, and Seller shall assign, transfer, and set over to Buyer all of Seller’s right, title and interest in and to any awards or claims that may be made for such taking.

2.5         Apportionments.  The following are to be apportioned as of the close of business on the day of the Closing:

(a)	Current taxes, assessments and sewer rents, if any, shall be apportioned on the basis of the current tax year. Taxes payable during the current tax year shall be apportioned for the tax year; and

(b)
Water charges on the basis of the billing period shall be apportioned, or if there are water meters on the Property, then Seller shall furnish a final reading to the date of the Closing and shall pay for the final bill; and

(c)	Seller will request all utility companies to read any meters, if any, which are for services billed directly to Seller to and including the Closing and will be responsible therefore.

2.6         Maintenance and Condition of Property.  From and after the Effective Date to and including the Closing, Buyer shall maintain the Property in accordance with the Lease.

2.7         Property Being Sold “AS IS”. Buyer hereby acknowledges, understands and agrees that it has occupied the Property pursuant to the Lease, has had an opportunity to inspect the Property as set forth herein and agrees, covenants, represents and warrants that (i) prior to Closing, Buyer will have fully examined and inspected the Property, including the construction, renovation, environmental condition, all governmental approvals, and any applicable resolutions and agreements, operation and leasing of the Property, together with any other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) the Property will be purchased by Buyer “AS IS, WHERE IS”,  (iii) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation, and (iv) effective as of the Closing Date, Buyer releases and forever discharges Seller (and its principals and heirs of the principals, managers, members, employees, agents, and representatives) of and from all actions, causes of action, damages, obligations, liabilities, claims and demands, at law or in equity, whether known or unknown, which arise in connection with the presence of any hazardous material or waste on the Property or the violation or noncompliance of any Environmental Laws (as hereinafter defined).  Buyer hereby acknowledges and agrees that Seller has not made, does not make, and has not authorized anyone else to make any representation and/or warranty regarding any matter or thing pertaining to the Property, except as expressly set forth herein. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THE PROPERTY.  All information and documentation relating to the Property that have been provided or that may be provided to Buyer during the course of Buyer's due diligence investigation of the Property is provided without warranty of any kind, including as to the accuracy, validity, or completeness of any such information or documentation.  The provisions of this Paragraph shall survive the Closing.  The term “Environmental Laws” as used in this Agreement shall any federal, state, regional, county or local governmental statute, law, regulation, ordinance, order or code or any consent decree, judgment, permit, license, code, covenant, deed restriction, common law, or other requirement presently in effect or hereafter created, issued or adopted, pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. 300(f) et seq., and all amendments as well as any similar state or local statute or code and replacements of any of the same and rules, regulations, guidance documents and publications promulgated thereunder.  The provisions of this Section shall survive the Closing and shall be included in the Deed.

SECTION 3
Closing

3.1         Closing.  The Closing for the transaction contemplated by this Agreement shall take place on a day and at a time and location mutually agreed upon by the parties, but not later than on or about thirty (30) days from the date Buyer removes all the conditions and contingencies contained in this Agreement.

SECTION 4
Miscellaneous

4.1         Default by Buyer or Seller.  In the event of a willful or material default hereunder by Buyer, Seller shall retain the Downpayment and any interest thereon as liquidated damages.  In the event of a willful or material default hereunder by Seller, Buyer shall receive a refund of the Downpayment and any interest thereon.

4.2         Survival of Representations and Warranties.  Each of the parties hereto covenants and agrees that its representations and warranties contained in this Agreement and in any document delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder shall not survive the Closing, unless specifically stated otherwise herein.

4.3         Risk of Loss.  The risk of loss or damage to the Property by fire or other casualty, or by taking by eminent domain, until delivery of the deed as herein provided, shall be assumed by Buyer pursuant to the Lease.  Notwithstanding the foregoing, this Section shall not create an obligation on the part of Seller to carry or maintain casualty insurance on the Building located on the Property.

4.4         Occurrence of Conditions Precedent.  The parties hereto agree to use their best efforts to cause all conditions precedent to their obligations under this Agreement to be satisfied.

4.5         Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or to such other address as any party shall have specified by notice in writing to the holder or to such other address as any party shall have specified by notice in writing to the other:

If to Seller:
Bzdick Properties, LLC
(See address in the introductory paragraph of this Agreement)
Attn.:  Robert B. Bzdick

With a Copy to Seller’s Attorney:
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Attention:  Patrick Quigley, Esq.

If to Buyer:
Premier Packaging Corporation
(See address in the introductory paragraph of this Agreement)
Attn.: Philip Jones, CFO

With a Copy to Buyer’s Attorney:
Jeffrey D’Angelo, VP & General Counsel
Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614

4.6         Public Announcements and Confidentiality.  Seller represents and warrants that it will not issue any press release or otherwise make any public statements with respect to the transactions contemplated hereby. Buyer hereby agrees that it will use reasonable efforts to keep the terms and provisions of this Agreement confidential, provided, however, Buyer may disclose the terms and conditions of this Agreement to Buyer’s legal, financial, engineering, construction and design professionals and consultants.

4.7         Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and the parties hereto acknowledge that they have not relied on any verbal or written statements, representations, real estate broker “set up” or information pertaining to the transaction contemplated by this Agreement and hereby agree that neither shall be liable nor bound by any such statements, representations, “set-ups” or information not contained herein.

4.8         Binding Effect; Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations under or by reason of this Agreement.

4.9         Assignability.  Buyer may form a new entity for the purpose of assigning this Agreement , provided that Buyer owns a majority interest in such entity, and any assignment by Buyer shall require the consent of Seller, which shall not be unreasonably withheld.  If Buyer does assign this Agreement then Buyer and its assignee shall be jointly and severally obligated, responsible and liable for the performance of Buyer’s obligations hereunder, regardless of any such assignment.

4.10       Applicable Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

4.11       Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

4.12       Accounting Terms.  Each accounting term not defined in this Agreement, and each accounting term partly defined in this Agreement to the extent not defined, shall have the meaning given to it under generally accepted accounting principles.

4.13       Exhibits.  All exhibits mentioned in this Agreement shall be attached to this Agreement and shall form an integral part hereof.

4.14       Counterparts and Time for Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Signature transmitted via PDF or other form of electronic media shall be deemed original signatures for purposes of this Agreement.

4.15       FIRPTA.  Seller represents that Seller is not a “foreign person”, as defined in Internal Revenue Code Section 1445 and regulations issued thereunder and will provide an affidavit to that effect at Closing.

4.16       Brokerage.  Seller and Buyer each represents to the other that it has dealt with no broker in connection with this Agreement.  Seller and Buyer each hereby agrees to indemnify and hold the other harmless against and from any and all claims, liabilities and expenses (including but not limited to reasonable attorneys fees) incurred by the other as a result of any commission or compensation claimed by or due to any broker.  Seller shall be fully and wholly responsible for the payment of any fees or compensation payable to Broker.  This Section 4.16 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

4.17       1031 Exchange.  Seller and Buyer hereby acknowledge that either party may elect to effect the sale and purchase of the Property as an exchange pursuant to Section 1031 of the Internal Revenue Code, provided the electing party utilizes the services of a “Qualified Intermediary” as defined in Treasury Regulation § 1.1031(k)-(g)(4)(iii) (the “Intermediary”) to effectuate such Section 1031 exchange and will cooperate in the accomplishment of that purpose provided that the electing party provided prior written notice to the other party of said purpose.  The electing party may assign this Agreement to the Intermediary without the other party’s consent for purposes of effectuating a 1031 exchange.  The other party agrees to execute such documents as are reasonably necessary or appropriate and to otherwise cooperate with the electing party to effectuate a Section 1031 exchange.

4.18       Conflict.  If there is any inconsistency between the provisions of this Agreement and those contained in the printed Lease to which this Agreement is annexed to, the provisions of this Agreement shall prevail and govern the parties.

{Signature page follows}

In Witness Whereof, the undersigned have duly executed this Agreement as set forth above and it shall be effective as of the Effective Date.

SELLER:
Bzdick Properties, LLC

By:	/s/ Robert Bzdick
Name:	Robert Bzdick
Title:	Member

BUYER:
Premier Packaging Corporation

By:	/s/ Philip Jones
Name:	Philip Jones
Title:	Secretary & Treasurer

The party below hereby executes this Agreement solely for the purpose of acknowledging and accepting its obligations as Escrow as set forth in this Agreement.

ESCROW AGENT:
Harter Secrest& Emery LLp

By:	/s/ Patrick quigley
Name:	Patrick Quigley
Title:	Attorney
Date Executed: August 30, 2011